CONTACTS: Media Inquiries
Lin Cummins
(248) 435-7112
linda.cummins@arvinmeritor.com

Light Vehicle Systems

Kim Adler

(248) 435-1981

kimberly.adler@arvinmeritor.com

Investor Relations
Terry Huch
(248) 435-9426
terry.huch@arvinmeritor.com

ArvinMeritor Announces Plan to Spin Off

Light Vehicle Systems Business to Shareholders

TROY, Mich. (May 6, 2008) — ArvinMeritor, Inc. (NYSE: ARM) today announced that its board of directors has approved a plan to spin off its Light Vehicle Systems (LVS) business to ArvinMeritor shareholders, with the Commercial Vehicle Systems (CVS) business remaining with ArvinMeritor.

“The plan to separate our two businesses is the result of a comprehensive strategic review to enhance the company’s long-term value for our shareholders,” said Chip McClure, chairman, CEO and president. “We are confident that this transaction will not only unlock shareholder value, but will also significantly strengthen the competitive positions of both companies and better align them with their respective customer bases.

“Each company will benefit from a greater strategic focus on its core business and growth opportunities as well as from increased recognition in each of its global market segments. In addition, the separate companies will offer more attractive and targeted investment opportunities, with incentives for management and employees that are more closely aligned with company performance and shareholder interests,” continued McClure.

The planned spinoff of the LVS business – to be named Arvin Innovation, Inc. – would be implemented through a pro rata tax-free dividend to ArvinMeritor shareholders. Upon completion of the spinoff, ArvinMeritor shareholders will own 100 percent of the common stock of Arvin Innovation. Approval of the spinoff by ArvinMeritor shareholders is not required, and the company expects to complete the spinoff within the next 12 months, contingent upon satisfactory financial and automotive market conditions as well as other customary approvals.

“Our decision to spin off the LVS business is part of the company’s ongoing corporate transformation – our 3R strategy to rationalize, refocus and regenerate – that has been underway for the last three years,” McClure said. “Separating these two businesses and successfully implementing our Performance Plus initiatives are major steps in the transformation to build two stronger, more competitive companies for the future.

“Our LVS business group will have the right leadership team, a solid financial structure, market-leading positions in many of its product lines, a well-diversified customer mix and the global reach to grow this new company as a market leader going forward,” McClure concluded.

McClure will remain as ArvinMeritor’s chairman, CEO and president. James Marley, currently a board member of ArvinMeritor, will lead Arvin Innovation’s board of directors as non-executive chairman. Until the spin is completed, Marley, a retired chairman of the board of AMP Inc., will remain on the ArvinMeritor board. Phil Martens, currently ArvinMeritor’s senior vice president and president, Light Vehicle Systems, will become the president and CEO of Arvin Innovation.

“As a separate independent unit, Arvin Innovation will be better positioned to drive specific growth initiatives, including improving our customer focus and expanding our global presence,” said Martens. “With increased flexibility as a stand-alone business, Arvin Innovation will have an excellent opportunity to create next-generation systems technology solutions for our customers around the world. In addition, we look forward to the many new and enhanced opportunities the new organization will provide for our worldwide employees.”

Jim Donlon, executive vice president and CFO of ArvinMeritor will immediately begin supporting ArvinMeritor’s LVS business group in the capacity of chief financial officer as it prepares to become an independent company. Upon completion of the spin, he will become executive vice president and CFO of Arvin Innovation.

Jay Craig, senior vice president and controller, will replace Donlon as ArvinMeritor’s senior vice president and CFO, effective immediately.

Rakesh Sachdev, senior vice president of ArvinMeritor and president of Asia Pacific, will become executive vice president, chief administrative officer and managing director of Emerging Markets of the new company, upon the completion of the spin. However, until a successor is named, he will continue to be responsible for ArvinMeritor’s Asia Pacific region.

When the spinoff is completed, Carsten Reinhardt, senior vice president of ArvinMeritor and president of the company’s Commercial Vehicle Systems business, will be named COO for ArvinMeritor.

In addition, Mary Lehmann, currently the company’s senior vice president, Strategic Initiatives, and Treasurer, will expand her responsibilities to include Information Services, M&A activities, and Investor Relations. Vernon Baker, currently senior vice president and general counsel, with overall legal responsibility for all of ArvinMeritor’s global operations and its subsidiaries, and Environmental, Health and Safety, will also assume responsibility for the global Human Resources organization.

ArvinMeritor will remain headquartered in Troy, Mich. Arvin Innovation will be headquartered in Detroit, Mich., at the current location of the LVS Detroit Technology Center, with other corporate offices located in Europe, Asia Pacific and South America.

The spinoff is subject to customary conditions, including final approval by ArvinMeritor’s board of directors; completion of all required activities with employee representatives; receipt of applicable consents; effectiveness of a registration statement with the Securities and Exchange Commission; receipt of a tax ruling from the IRS; and the approval of applicable regulatory authorities.

ArvinMeritor’s common stock will continue to trade on the New York Stock Exchange under the symbol ARM. We have applied for Arvin Innovation to be listed on the NASDAQ global stock market under the symbol ARVI.

Until the spinoff is effective, ArvinMeritor’s management intends to recommend that its board continue its current dividend policy.

J.P. Morgan Securities Inc. is ArvinMeritor's lead financial advisor for this transaction. UBS Securities is also advising ArvinMeritor on financial matters relating to the transaction. Chadbourne & Parke LLP as well as Miller, Canfield, Paddock and Stone, P.L.C. are acting as ArvinMeritor’s legal advisors.

Light Vehicle Systems

ArvinMeritor’s LVS business is a leading global provider of dynamic motion and control automotive systems and components, with sales of $2.2 billion in 2007 – $2.0 billion of value-added sales and $200 million of pass-through sales. Of the value-added sales, more than 60 percent were outside North America. ArvinMeritor’s LVS business group is a market leader in many of the product categories it serves, supplying components and integrated systems and modules to the world’s leading passenger car and light truck OEMs.

Through smart systemsTM  technologies, the intelligent application of controls and electronics, LVS’ traditional mechanical products are taking on new form and function at both the component and system levels.  With advanced technology and systems design expertise – in body systems (roof, and door modules and systems, motors, latches, window regulators, and electronic controls); and chassis systems (chassis and suspension modules and systems, ride control products, electronic chassis control systems, global aftermarket chassis products and wheels) – LVS produces integrated, high-quality, cost-effective performance-based solutions for practically all car and light truck market segments.

The business will have approximately 9,000 employees with 42 facilities in 16 countries. LVS has interests in eight joint ventures (three consolidated and five non-consolidated).

Commercial Vehicle Systems

Upon completion of the spinoff, ArvinMeritor will continue as a market leader in the commercial vehicle systems business. ArvinMeritor’s commercial vehicle business is a leading supplier of drivetrain components and systems, including axles and drivelines, braking systems, suspension systems and ride control products for heavy- and medium-duty trucks, trailers, buses, off-highway and military vehicles as well as to the commercial vehicle aftermarket.

The CVS business will have 62 global locations, including manufacturing facilities, technical centers, warehouses and administrative offices. CVS has approximately 10,000 employees in 15 countries. In 2007, the CVS business recorded sales of more than $4.2 billion. CVS has interests in eleven joint ventures (five consolidated and six non-consolidated).

Call-In Detail

ArvinMeritor will host a conference call and Web cast on Tuesday, May 6, 2008, at 8 a.m. (ET). To participate, call (617) 213-4847, ten minutes prior to the start of the call. Please reference Passcode 30588392 when dialing in.

Investors and media can also listen to the conference call for seven days by recording by visiting www.arvinmeritor.com. A replay of the call will be available from 10:00 a.m. Tuesday, May 6 until 11:59 p.m. Tuesday, May 13 by calling (888) 286-8010 within the United States and Canada, or (617) 801-6888 international callers. Please reference Passcode 54756165.

To access the listen-only audio Web cast, visit the ArvinMeritor Web site at www.arvinmeritor.com and select the Web cast link from the home page or the investor page.

About ArvinMeritor

Today, ArvinMeritor, Inc. is a premier global supplier of a broad range of integrated systems, modules and components to the motor vehicle industry. The company serves commercial truck, trailer and specialty original equipment manufacturers and certain aftermarkets, and light vehicle manufacturers. Headquartered in Troy, Mich., ArvinMeritor employs approximately 19,000 people in 24 countries. ArvinMeritor common stock is traded on the New York Stock Exchange under the ticker symbol ARM. For more information and high resolution photography, visit the company's Web site at: http://www.arvinmeritor.com/.

Forward-Looking Statements

This press release contains statements relating to future results of the company (including certain projections and business trends) that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “estimate,” “should,” “are likely to be,” “will” and similar expressions.  There are risks and uncertainties relating to the planned spin-off of ArvinMeritor’s LVS business, including the timing and certainty of completion of the transition. In addition, actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to global economic and market cycles and conditions; the demand for commercial, specialty and light vehicles for which the company supplies products; risks inherent in operating abroad (including foreign currency exchange rates and potential disruption of production and supply due to terrorist attacks or acts of aggression); availability and sharply rising cost of raw materials, including steel and oil; OEM program delays; demand for and market acceptance of new and existing products; successful development of new products; reliance on major OEM customers; labor relations of the company, its suppliers and customers, including potential disruptions in supply of parts to our facilities or demand for our products due to work stoppages; the financial condition of the company’s suppliers and customers, including potential bankruptcies; possible adverse effects of any future suspension of normal trade credit terms by our suppliers; potential difficulties competing with companies that have avoided their existing contracts in bankruptcy and reorganization proceedings; successful integration of acquired or merged businesses; the ability to achieve the expected annual savings and synergies from past and future business combinations and the ability to achieve the expected benefits of restructuring actions; success and timing of potential divestitures; potential impairment of long-lived assets, including goodwill; potential adjustment of the value of deferred tax assets; competitive product and pricing pressures; the amount of the company’s debt; the ability of the company to continue to comply with covenants in its financing agreements; the ability of the company to access capital markets; credit ratings of the company’s debt; the outcome of existing and any future legal proceedings, including any litigation with respect to environmental or asbestos-related matters; the outcome of actual and potential product liability and warranty and recall claims; rising costs of pension and other post-retirement benefits and possible changes in pension and other accounting rules; as well as other risks and uncertainties, including but not limited to those detailed from time to time in filings of the company with the SEC. These forward-looking statements are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

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